UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 13, 2023
Date of Report (date of Earliest Event Reported)
NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

Maryland	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.75% Notes due 2024	NEWTL	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.      Entry Into a Material Definitive Agreement.
On January 13, 2023, Newtek Bank, National Association (“Newtek Bank”), a subsidiary of Newtek Business Services Corp. (the “Company”), entered into an employment agreement, effective as of January 6, 2023, with Mr. Nicolas Young (the “Employment Agreement”). Generally, under the Employment Agreement, Mr. Yong will serve as the President and Chief Operating Officer of Newtek Bank and is entitled to a set annual base compensation in the amount of $500,000, which amount will increase to $650,000 on March 1, 2023, and cash bonuses pursuant to the Company’s Annual Cash Bonus Plan. In addition, Mr. Young is entitled to other benefits, such as participation in retirement and medical and other plans, executive benefits, and paid time off and sick leave. The Employment Agreement also provides for a severance payment in the case of Mr. Young being terminated without just cause, as defined therein, Mr. Young resigning with good reason, as defined therein, a change of control, as defined therein, or a non-renewal of Mr. Young’s Employment Agreement. Under the Employment Agreement, during the term of his employment, Mr. Young agrees to devote substantially all of his business time to Newtek Bank and to not engage in any business or activity contrary to the business or affairs of Newtek Bank. Newtek Bank agrees to indemnify Mr. Young for any and loss, expenses, or liability that he may incur as a result of his services for Newtek Bank. Cash bonuses will be based on performance and will be determined during the term of the Employment Agreement and therefore cannot be disclosed as this time.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: January 13, 2023	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board